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SPINE-TECH, INC.
Exhibit 11---Statement Re:  Computation of Loss Per Share
(unaudited)


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

                                                          Three Months Ended          Six Months Ended
                                                               June 30,                   June 30,
                                                        ---------------------      ---------------------
                                                          1996         1995          1996         1995
                                                        --------     --------      ---------   ---------
PRIMARY LOSS PER SHARE:
   Weighted average shares outstanding                 9,824,959    2,249,514      9,765,828   2,180,573

   SAB No. 83 shares -- for stock options
    granted at exercise prices less than the
    initial public offering price during the
    12 months preceding the initial public
    offering using the treasury stock method                 --       353,742             --     353,742
                                                      ----------    ---------    -----------   ---------
                                                       9,824,959    2,603,256      9,765,828   2,534,315
                                                      ----------    ---------    -----------   ---------
                                                      ----------    ---------    -----------   ---------

    Net loss                                          $ (585,457)   $ (94,122)   $  (940,461)  $(192,838)
                                                      ----------    ---------    -----------   ---------
                                                      ----------    ---------    -----------   ---------

    Primary loss per share                            $    (0.06)   $   (0.04)   $     (0.10)  $   (0.08)
                                                      ----------    ---------    -----------   ---------
                                                      ----------    ---------    -----------   ---------

FULLY DILUTED LOSS PER SHARE:
   Weighted average shares outstanding                  9,824,959   6,384,742      9,765,828   6,315,801

   SAB No. 83 shares -- for stock options
    granted at exercise prices less than the
    initial public offering price during the
    12 months preceding the initial public
    offering using the treasury stock method                   --     353,742             --     353,742
                                                       ----------   ---------    -----------   ---------
                                                        9,824,959   6,738,484      9,765,828   6,669,543
                                                       ----------   ---------    -----------   ---------
                                                       ----------   ---------    -----------   ---------

                                                       ----------   ---------    -----------   ---------
   Net loss                                            $ (585,457)  $ (94,122)    $ (940,461)  $(192,838)
                                                       ----------   ---------     -----------  ----------
                                                       ----------   ---------     -----------  ----------

   Fully diluted loss per share                        $    (0.06)  $   (0.01)   $     (0.10)  $   (0.03)
                                                       ----------   ---------    -----------   ---------
                                                       ----------   ---------    -----------   ---------


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